                                                                    Exhibit 10.7

                                 GSN AGREEMENT


     THIS AGREEMENT (this "Agreement") is made as of February 23, 2001, by and among Liberty Media Corporation ("LMC"), Liberty Digital, Inc. ("LDIG") and LDIG Gamenet, Inc. ("Gamenet").

                                   RECITALS
                                   --------

     A. LMC, LDIG and Gamenet have entered into the Membership Purchase Agreement (the "Purchase Agreement") made as of February 23, 2001, by and among LMC, LDIG, Gamenet, Sony Pictures Entertainment, Inc., Sony Pictures Cable Ventures I Inc. ("SPCV") and TGSC Management, Inc. ("TGSC") pursuant to which Gamenet will acquire a 50% interest in Game Show Network, LLC ("LLC").

     B. The Purchase Agreement provides that a portion of the purchase price of the 50% interest in LLC which is being acquired by Gamenet is to be paid by delivery of a promissory note in the principal amount of $100,000,000. As an accommodation to LDIG and Gamenet, LMC desires to issue the promissory note attached in the form of Exhibit A hereto (the "Note") to SPCV and TGSC as co-maker with Gamenet in accordance with the terms of this Agreement.

     NOW THEREFORE, in consideration of the foregoing premises and for value received, the parties agree as follows:

     1. At the Closing (as defined in the Purchase Agreement), LMC and Gamenet will issue the Note to SPCV and TGSC, and LMC hereby assigns and directs that SPCV and TGSC transfer any interest in the LLC attributable to the portion of the purchase price represented by the Note to Gamenet.

     2. As consideration for the issuance of the Note by LMC, LDIG will cause its wholly-owned subsidiary, Liberty IP, Inc., to assign and transfer to LMC 888,517 shares of the common stock of Internet Pictures Corporation free and clear of all liens, charges or encumbrances.

     3. Upon issuance of the Note, Gamenet will prepay the interest on the Note by transferring 676,353 shares of LDIG's Series A Common Stock, $.01 par value per share, to SPCV and TGSC.

     4. Gamenet agrees that it will be primarily obligated to satisfy all remaining obligations under the Note and that if LMC, for any reason, pays or otherwise satisfies any of such obligations, LMC will deliver a notice to Gamenet specifying the amount of such obligation paid or satisfied by LMC. Upon receipt of such notice, Gamenet will immediately (but in no event later than one business day after its receipt of such notice) reimburse LMC for any such amounts. If Gamenet fails to reimburse LMC as provided above, Gamenet will assign and transfer to LMC a percentage
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membership interest in the LLC (the "LLC Interest") equal to the greater of (i)
the Specified Percentage (as defined below) or (ii) the percentage equivalent of $110,000,000 divided by the fair market value of the LLC at such time, as determined in accordance with paragraph 5. Gamenet's obligation to assign and transfer an interest in the LLC will be secured by a security interest in Gamenet's interest in the LLC evidenced by a Security Agreement in the form of Exhibit B attached hereto. If Gamenet assigns and transfers the LLC Interest to LMC as provided above, following the assignment and transfer of the LLC Interest to LMC, LMC and Gamenet agree that, (a) as between LMC and Gamenet, LMC will be solely responsible for all remaining obligations under the Note and LMC will indemnify Gamenet for any such remaining obligations, and (b) LMC will not assume, and Gamenet will retain, all obligations to make future mandatory capital contributions to the LLC, including, without limitation, the mandatory capital contributions required pursuant to Section 3.2 of the Amended and Restated Operating Agreement for Game Show Network, LLC made as of February 23, 2001 by and among Sony Pictures Entertainment, Inc., SPCV, TGSC, LDIG and Gamenet. "Specified Percentage" shall mean the percentage equivalent of (i) $100 million divided by (ii) the product of (x) the sum of $275 million and the aggregate amount of cash capital contributions made by Gamenet to the LLC after the date hereof and (y) two.

     5. If Gamenet is required to transfer the LLC Interest to LMC, the fair market value of the LLC will be determined through negotiations between LMC and Gamenet, or if LMC and Gamenet cannot reach agreement as to the fair market value of the LLC within 10 days of the date that Gamenet is required to reimburse LMC, the determination of the fair market value of the LLC shall be made by an investment banking or valuation firm selected by LMC.

     6. Each of LMC, LDIG and Gamenet agrees to execute and deliver such other instruments and documents that may be necessary or advisable to evidence the transactions set forth in this Agreement.

     7. This Agreement will be governed by and construed in accordance with the laws of the State of Colorado, without regard to its conflicts of laws rules.

     8. This Agreement will be binding on, and will inure to the benefit of the parties hereto and their respective successors and assigns.

     9. This Agreement may not be altered, amended, changed, terminated or modified, or compliance with any provision waived, in any respect or any particular, except by written instrument executed by each of the parties hereto.

     10. This Agreement may be executed in any number of counterparts, each of which will be deemed an original but all of which will constitute one and the same instrument.

                           [Signature page follows]
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     IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed by an authorized officer or an authorized person on its behalf as of the date first above written.

                                        LIBERTY MEDIA CORPORATION


                                        By:     --------------------------------
                                        Name:   --------------------------------
                                        Title:  --------------------------------


                                        LIBERTY DIGITAL, INC.


                                        By:     --------------------------------
                                        Name:   Mark D. Rozells
                                        Title:  Executive Vice President

                                        LDIG GAMENET, INC.


                                        By:     --------------------------------
                                        Name:   Mark D. Rozells
                                        Title:  Executive Vice President




                       [SIGNATURE PAGE TO GSN AGREEMENT]